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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Aladdin Gaming Holdings, LLC and Aladdin Capital Corp. of our report dated 19 June 1998 the financial statements of London Clubs International plc, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse
Price Waterhouse
Chartered Accountants
and Registered Auditors
London
21 July 1998